South Florida

invitation homes

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER 2023

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Second Quarter 2023 Results
Dallas, TX, July 26, 2023 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q2 2023 financial and operating results, along with an increase to the Company's 2023 full year guidance.

In addition, Invitation Homes also announced today that on July 18, 2023, the Company acquired a premier portfolio of nearly 1,900 homes for approximately $650 million. The Company funded the transaction primarily with cash on hand, with the remainder funded by the Company's previously undrawn revolving credit facility. Additional details of the transaction will be discussed on tomorrow's earnings conference call.

Second Quarter 2023 Highlights
•Year over year, total revenues increased 7.7% to $600 million, property operating and maintenance costs increased 12.1% to $214 million, net income available to common stockholders increased 24.3% to $138 million, and net income per diluted common share increased 23.9% to $0.22.
•Year over year, Core FFO per share increased 5.3% to $0.44, and AFFO per share increased 6.8% to $0.38.
•Same Store NOI increased 3.6% year over year on 5.9% Same Store Core Revenues growth and 11.2% Same Store Core Operating Expenses growth.
•Revenue collections were approximately 99% of the Company's historical average collection rate. Same Store Bad Debt was 1.5% of gross rental revenue, an improvement of approximately 50 basis points from Q1 2023.
•Same Store Average Occupancy was 97.6%, down 20 basis points from Q1 2023 as the Company continued to make progress on its lease compliance backlog.
•Same Store new lease rent growth of 7.3% and Same Store renewal rent growth of 6.9% drove Same Store blended rent growth of 7.0%.
•Acquisitions by the Company and the Company's joint ventures totaled 276 homes for $88 million, primarily from the Company's builder partners, while dispositions totaled 378 homes for $141 million.

Chief Executive Officer Dallas Tanner comments:
"We're pleased to report second quarter results that demonstrate strong progress for the first half of 2023. Robust demand for our homes continued into the peak leasing season, with Same Store Average Occupancy remaining high at 97.6% and Same Store blended rental rate growth at 7.0% year over year. As a result of solid year-to-date execution by our teams and our continued expectations that supply and demand fundamentals will remain favorable, we are raising our 2023 full year guidance, including an increase of 25 basis points at the midpoint for our Same Store NOI growth guidance and an increase of $0.01 at the midpoint for our Core FFO per share and AFFO per share guidance.

"In addition, we're excited by our recent portfolio acquisition that adds nearly 1,900 homes that are among the best located and highest quality within our portfolio today. We believe this acquisition's attractive entry point and high-growth outlook align well with our disciplined investment approach, providing further evidence of the benefits of our multichannel acquisition strategy, industry-leading scale, and best-in-class platform. Looking ahead, we believe these newly acquired homes will help drive strong NOI growth and value creation, and we remain committed as ever to sourcing focused and value-additive external growth opportunities."

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Net income	$0.22	$0.18	$0.42	$0.33
FFO	0.42	0.39	0.83	0.77
Core FFO	0.44	0.42	0.88	0.82
AFFO	0.38	0.36	0.76	0.71

Net Income
Net income per share for Q2 2023 was $0.22, compared to net income per share of $0.18 for Q2 2022. Total revenues and total property operating and maintenance expenses for Q2 2023 were $600 million and $214 million, respectively, compared to $557 million and $191 million, respectively, in Q2 2022.

Net income per share YTD 2023 was $0.42, compared to net income per share of $0.33 for YTD 2022. Total revenues and total property operating and maintenance expenses for YTD 2023 were $1,190 million and $422 million, respectively, compared to $1,090 million and $373 million, respectively, for YTD 2022.

Core FFO
Year over year, Core FFO per share for Q2 2023 increased 5.3% to $0.44, primarily due to NOI growth. Year over year, Core FFO per share for YTD 2023 increased 7.4% to $0.88, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q2 2023 increased 6.8% to $0.38, primarily due to the increase in Core FFO per share described above. Year over year, AFFO per share for YTD 2023 increased 7.9% to $0.76, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	76,593

	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Core Revenues growth (year over year)	5.9%		6.9%
Core Operating Expenses growth (year over year)	11.2%		12.5%
NOI growth (year over year)	3.6%		4.4%

Average Occupancy	97.6%	98.0%	97.7%	98.1%
Bad Debt % of gross rental revenue	1.5%	0.5%	1.7%	1.1%
Turnover Rate	6.6%	5.9%	11.7%	10.6%

Rental Rate Growth (lease-over-lease):
Renewals	6.9%	10.2%	7.4%	9.9%
New Leases	7.3%	16.2%	6.5%	15.5%
Blended	7.0%	11.6%	7.1%	11.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 4

Revenue Collections Update

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	93%	93%	91%	91%	96%
Late collections of prior month billings	5%	5%	6%	6%	3%
Total collections	98%	98%	97%	97%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 76,593 homes, Same Store NOI for Q2 2023 increased 3.6% year over year on Same Store Core Revenues growth of 5.9% and Same Store Core Operating Expenses growth of 11.2%.

YTD 2023 Same Store NOI increased 4.4% year over year on Same Store Core Revenues growth of 6.9% and Same Store Core Operating Expenses growth of 12.5%.

Same Store Core Revenues
Same Store Core Revenues growth for Q2 2023 of 5.9% year over year was primarily driven by a 7.4% increase in Average Monthly Rent and a 7.3% increase in other income, net of resident recoveries, partially offset by a 40 basis points year over year decline in Average Occupancy and a 100 basis points year over year increase in Bad Debt as a percentage of gross rental revenue. Bad Debt was 1.5% of gross rental revenue for Q2 2023, an improvement of approximately 50 basis points from Q1 2023 as a result of continued progress in working through the Company's lease compliance backlog.

YTD 2023 Same Store Core Revenues growth of 6.9% year over year was primarily driven by a 7.9% increase in Average Monthly Rent and a 7.5% increase in other income, net of resident recoveries, partially offset by a 40 basis point year over year decline in Average Occupancy and a 60 basis point year over year increase in Bad Debt as a percentage of gross rental revenue.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q2 2023 increased 11.2% year over year. The largest contributors to the year over year increase include an increase in property tax expense due to an expected year over year increase in property taxes in addition to the underaccrual of property tax expense in the first three quarters of 2022, as well as an increase in turnover expenses, net of resident recoveries, and an increase in utilities and property administrative expenses, net of resident recoveries. The increases in the latter two expense categories were expected primarily as a result of continued progress in working through the Company's lease compliance backlog.

YTD 2023 Same Store Core Operating Expenses increased 12.5% year over year, primarily driven by the year over year increases described above.

Investment Management Activity
Acquisitions for Q2 2023 totaled 276 homes for $88 million, primarily sourced from the Company's builder partners. This included 188 wholly owned homes for $61 million in addition to 88 homes for $27 million in the Company's joint ventures. Dispositions for Q2 2023 included 361 wholly owned homes for gross proceeds of $134 million and 17 homes for gross proceeds of $7 million in the Company's joint ventures.

Year to date through June 30, 2023, the Company acquired 470 homes for $155 million, including 369 wholly owned homes for $123 million and 101 homes for $32 million in the Company's joint ventures. The company also sold 675 homes for
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 5

$242 million, including 645 wholly owned homes for $229 million and 30 homes for $13 million in the Company's joint ventures.

Subsequent to quarter end on July 18, 2023, the Company acquired a premier portfolio of nearly 1,900 homes for approximately $650 million (the "Portfolio Acquisition"). Additional details of the transaction will be discussed on tomorrow's earnings conference call.

Balance Sheet and Capital Markets Activity
As of June 30, 2023, the Company had $1,414 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of June 30, 2023 was $7,823 million, consisting of $5,775 million of unsecured debt and $2,048 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.3x at June 30, 2023, down from 5.7x as of December 31, 2022.

Subsequent to quarter end on July 18, 2023, the Company funded the Portfolio Acquisition primarily with cash on hand, with the remainder funded by the Company's previously undrawn revolving credit facility.

Dividend
As previously announced on July 21, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share of common stock. The dividend will be paid on or before August 25, 2023, to stockholders of record as of the close of business on August 8, 2023.

FY 2023 Guidance Update
The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Full year 2023 guidance revisions are outlined in the table below:

FY 2023 Guidance

	Current FY 2023 Guidance	Previous FY 2023 Guidance
Core FFO per share — diluted	$1.75 to $1.81	$1.73 to $1.81
AFFO per share — diluted	$1.45 to $1.51	$1.43 to $1.51

Same Store Core Revenues growth	5.75% to 6.75%	5.25% to 6.25%
Same Store Core Operating Expenses growth	8.5% to 9.5%	7.5% to 9.5%
Same Store NOI growth	4.5% to 5.5%	4.0% to 5.5%

Wholly owned acquisitions	$800 million to $900 million	$250 million to $300 million
JV acquisitions	$100 million to $300 million	$100 million to $300 million
Wholly owned dispositions	$425 million to $475 million	$250 million to $300 million

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 6

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on July 27, 2023, to discuss results for the second quarter of 2023. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113. A live audio webcast may be accessed at www.invh.com. A replay of the call will be available through August 24, 2023, and can be accessed by calling 1-800-770-2030 (domestic) or 1-647-362-9199 (international) and using the playback ID 7714113, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and rising interest rates), uncertainty in financial markets (including as a result of recent bank failures and events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2022 (the "Annual Report"), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,789,641	$17,030,374
Cash and cash equivalents	414,292	262,870
Restricted cash	205,241	191,057
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	267,446	280,571
Other assets, net	607,428	513,629
Total assets	$18,542,255	$18,536,708

Liabilities:
Mortgage loans, net	$1,636,505	$1,645,795
Secured term loan, net	401,406	401,530
Unsecured notes, net	2,520,017	2,518,185
Term loan facilities, net	3,207,635	3,203,567
Revolving facility	—	—
Accounts payable and accrued expenses	241,129	198,423
Resident security deposits	177,008	175,552
Other liabilities	75,847	70,025
Total liabilities	8,259,547	8,213,077

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 611,956,170 and 611,411,382 outstanding as of June 30, 2023 and December 31, 2022, respectively	6,120	6,114
Additional paid-in capital	11,141,829	11,138,463
Accumulated deficit	(1,011,060)	(951,220)
Accumulated other comprehensive income	112,984	97,985
Total stockholders' equity	10,249,873	10,291,342
Non-controlling interests	32,835	32,289
Total equity	10,282,708	10,323,631
Total liabilities and equity	$18,542,255	$18,536,708

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2023	Q2 2022	YTD 2023	YTD 2022

Revenues:
Rental revenues	$543,185	$505,936	$1,078,402	$989,931
Other property income	53,739	48,605	105,037	94,809
Management fee revenues	3,448	2,759	6,823	4,870
Total revenues	600,372	557,300	1,190,262	1,089,610

Expenses:
Property operating and maintenance	213,808	190,680	422,305	372,949
Property management expense	23,580	21,814	47,164	42,781
General and administrative	19,791	19,342	37,243	36,981
Interest expense	78,625	74,840	156,672	149,229
Depreciation and amortization	165,759	158,572	330,432	314,368
Impairment and other	1,868	1,355	3,031	2,870
Total expenses	503,431	466,603	996,847	919,178

Gains (losses) on investments in equity securities, net	524	(172)	612	(3,204)
Other, net	(3,941)	(3,827)	(5,435)	(3,233)
Gain on sale of property, net of tax	46,788	27,508	76,459	45,534
Losses from investments in unconsolidated joint ventures	(2,030)	(2,701)	(6,185)	(5,021)

Net income	138,282	111,505	258,866	204,508
Net income attributable to non-controlling interests	(418)	(542)	(760)	(930)

Net income attributable to common stockholders	137,864	110,963	258,106	203,578
Net income available to participating securities	(166)	(148)	(337)	(368)

Net income available to common stockholders — basic and diluted	$137,698	$110,815	$257,769	$203,210

Weighted average common shares outstanding — basic	611,954,347	610,331,643	611,772,406	608,381,768
Weighted average common shares outstanding — diluted	613,316,499	611,620,475	612,941,399	609,775,270

Net income per common share — basic	$0.23	$0.18	$0.42	$0.33
Net income per common share — diluted	$0.22	$0.18	$0.42	$0.33

Dividends declared per common share	$0.26	$0.22	$0.52	$0.44

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Net income available to common stockholders	$137,698	$110,815	$257,769	$203,210
Net income available to participating securities	166	148	337	368
Non-controlling interests	418	542	760	930
Depreciation and amortization on real estate assets	163,022	156,433	325,106	310,073
Impairment on depreciated real estate investments	81	36	259	137
Net gain on sale of previously depreciated investments in real estate	(46,788)	(27,508)	(76,459)	(45,534)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	2,193	916	4,314	1,416
FFO	$256,790	$241,382	$512,086	$470,600

Core FFO Reconciliation	Q2 2023	Q2 2022	YTD 2023	YTD 2022
FFO	$256,790	$241,382	$512,086	$470,600
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	7,182	6,498	16,314	12,968
Share-based compensation expense	6,066	7,989	12,564	14,635
Severance expense	371	189	524	207
Casualty losses, net (1)	1,797	1,319	2,785	2,733
(Gains) losses on investments in equity securities, net	(524)	172	(612)	3,204
Core FFO	$271,682	$257,549	$543,661	$504,347

AFFO Reconciliation	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Core FFO	$271,682	$257,549	$543,661	$504,347
Recurring capital expenditures (1)	(36,400)	(37,544)	(73,693)	(70,374)
AFFO	$235,282	$220,005	$469,968	$433,973

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,316,499	611,620,475	612,941,399	609,775,270

Net income per common share — diluted	$0.22	$0.18	$0.42	$0.33

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	615,384,953	614,569,431	614,961,840	612,648,238

FFO per share — diluted	$0.42	$0.39	$0.83	$0.77

Core FFO per share — diluted	$0.44	$0.42	$0.88	$0.82

AFFO per share — diluted	$0.38	$0.36	$0.76	$0.71

(1)Includes the Company's share from unconsolidated joint ventures.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Common shares — basic	611,954,347	610,331,643	611,772,406	608,381,768
Shares potentially issuable from vesting/conversion of equity-based awards	1,362,152	1,288,832	1,168,993	1,393,502
Total common shares — diluted	613,316,499	611,620,475	612,941,399	609,775,270

Weighted average amounts for FFO, Core FFO, and AFFO	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Common shares — basic	611,954,347	610,331,643	611,772,406	608,381,768
OP units — basic	1,863,192	2,770,970	1,801,329	2,655,270
Shares potentially issuable from vesting/conversion of equity-based awards	1,567,414	1,466,818	1,388,105	1,611,200
Total common shares and units — diluted	615,384,953	614,569,431	614,961,840	612,648,238

Period end amounts for Core FFO and AFFO	June 30, 2023
Common shares	611,956,170
OP units	1,869,483
Shares potentially issuable from vesting/conversion of equity-based awards	1,567,826
Total common shares and units — diluted	615,393,479

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of June 30, 2023
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,396,123		17.9%	4.0%	5.1
Floating — swapped to fixed	652,229		8.3%	4.2%	2.5
Floating	—		—%	—%	—
Total secured	2,048,352		26.2%	4.1%	4.3

Unsecured:
Fixed	2,550,000		32.6%	2.8%	8.1
Floating — swapped to fixed	3,167,771		40.5%	4.0%	3.3
Floating	57,229		0.7%	6.5%	6.0
Total unsecured	5,775,000		73.8%	3.5%	5.5

Total Debt:
Fixed + floating swapped to fixed (3)	7,766,123		99.3%	3.6%	5.1
Floating	57,229		0.7%	6.5%	6.0
Total debt	7,823,352		100.0%	3.6%	5.1
Discount/amortization on Note Payable	(12,715)
Deferred financing costs, net	(45,074)
Total debt per Balance Sheet	7,765,563
Retained and repurchased certificates	(88,229)
Cash, ex-security deposits and letters of credit (4)	(439,306)
Deferred financing costs, net	45,074
Unamortized discount on note payable	12,715
Net debt	$7,295,817

Leverage Ratios	June 30, 2023
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB	Stable
Moody's Investors Service	Baa3	Positive
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.5%	≤ 60%	Aggregate debt ratio	35.0%	≤ 65%
Secured leverage ratio	8.4%	≤ 45%	Secured debt ratio	8.9%	≤ 40%
Unencumbered leverage ratio	26.8%	≤ 60%	Unencumbered assets ratio	323.5%	≥ 150%
Fixed charge coverage ratio	4.6x	≥ 1.5x	Debt service ratio	4.8x	≥ 1.5x
Unsecured interest coverage ratio	6.1x	≥ 1.75x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2023.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the "Glossary and Reconciliations" section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of June 30, 2023
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2023	$—	$—	$—	$—	—%
2024	—	—	—	—	—%
2025	—	—	—	—	—%
2026	652,229	2,500,000	—	3,152,229	40.2%
2027	992,994	—	—	992,994	12.7%
2028	—	750,000	—	750,000	9.6%
2029	—	725,000	—	725,000	9.3%
2030	—	—	—	—	—%
2031	403,129	650,000	—	1,053,129	13.5%
2032	—	600,000	—	600,000	7.7%
2033	—	—	—	—	—%
2034	—	400,000	—	400,000	5.1%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%
	2,048,352	5,775,000	—	7,823,352	100.0%
Unamortized discount on note payable	(1,408)	(11,307)	—	(12,715)
Deferred financing costs, net	(9,033)	(36,041)	—	(45,074)
Total per Balance Sheet	$2,037,911	$5,727,652	$—	$7,765,563
	.
(1)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2023
Total Portfolio	82,837
Same Store Portfolio	76,593
Same Store % of Total	92.5%

Core Revenues	Q2 2023	Q2 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$564,148	$525,147	7.4%	$1,118,697	$1,026,584	9.0%
Same Store Portfolio	523,031	493,681	5.9%	1,037,110	970,481	6.9%

Core Operating Expenses	Q2 2023	Q2 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$181,032	$161,286	12.2%	$357,563	$314,793	13.6%
Same Store Portfolio	167,673	150,764	11.2%	330,928	294,031	12.5%

Net Operating Income	Q2 2023	Q2 2022	Change YoY	YTD 2023	YTD 2022	Change YoY
Total Portfolio	$383,116	$363,861	5.3%	$761,134	$711,791	6.9%
Same Store Portfolio	355,358	342,917	3.6%	706,182	676,450	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2023	Q2 2022	YoY	Q1 2023	Seq	YTD 2023	YTD 2022	YoY
Revenues:
Rental revenues (1)	$504,085	$476,020	5.9%	$496,525	1.5%	$1,000,610	$936,527	6.8%
Other property income, net (1)(2)	18,946	17,661	7.3%	17,554	7.9%	36,500	33,954	7.5%
Core Revenues	523,031	493,681	5.9%	514,079	1.7%	1,037,110	970,481	6.9%

Fixed Expenses:
Property taxes (3)	86,392	77,671	11.2%	86,419	—%	172,811	155,330	11.3%
Insurance expenses (4)	10,339	8,717	18.6%	9,135	13.2%	19,474	17,334	12.3%
HOA expenses	10,212	9,137	11.8%	9,576	6.6%	19,788	18,119	9.2%

Controllable Expenses:
Repairs and maintenance, net (5)	21,674	23,065	(6.0)%	21,644	0.1%	43,318	43,072	0.6%
Personnel, leasing and marketing	21,988	19,971	10.1%	21,590	1.8%	43,578	38,213	14.0%
Turnover, net (5)(6)	11,249	8,241	36.5%	8,886	26.6%	20,135	14,357	40.2%
Utilities and property administrative, net (5)(7)	5,819	3,962	46.9%	6,005	(3.1)%	11,824	7,606	55.5%
Core Operating Expenses	167,673	150,764	11.2%	163,255	2.7%	330,928	294,031	12.5%

Net Operating Income	$355,358	$342,917	3.6%	$350,824	1.3%	$706,182	$676,450	4.4%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, increased by 100 basis points from Q2 2022 to Q2 2023.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $30,491, $27,857, $29,694, $60,185, and $55,291 for Q2 2023, Q2 2022, Q1 2023, YTD 2023, and YTD 2022, respectively.
(3)For Q2 2023, the year over year increase to property tax expense was primarily a result of an expected year over year increase in property taxes, in addition to the underaccrual of property tax expense in the first three quarters of 2022.
(4)As previously disclosed, the Company's annual insurance policy renewed on March 1, 2023, reflecting a full year 2023 growth rate for same store insurance expense of approximately 16%.
(5)These expenses are presented net of applicable resident recoveries.
(6)For Q2 2023, the year over year increase to turnover expense, net, was primarily attributable to higher resident turnover as a result of continued progress in working through the Company's lease compliance backlog.
(7)For Q2 2023, the year over year increase to utilities and property administrative expense, net, was primarily attributable to higher lease compliance costs as a result of continued progress in working through the Company's lease compliance backlog.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022

Average Occupancy	97.6%	97.8%	97.3%	97.5%	98.0%
Turnover Rate	6.6%	5.1%	5.4%	6.2%	5.9%
Trailing four quarters Turnover Rate	23.3%	22.6%	22.2%	N/A	N/A
Average Monthly Rent	$2,285	$2,254	$2,225	$2,183	$2,127
Rental Rate Growth (lease-over-lease):
Renewals	6.9%	8.0%	9.9%	10.1%	10.2%
New leases	7.3%	5.7%	7.1%	15.2%	16.2%
Blended	7.0%	7.3%	9.0%	11.4%	11.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2023 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,684	96.7%	$2,935	$1.73	11.3%
Northern California	4,386	97.0%	2,624	1.67	6.1%
Seattle	4,060	97.9%	2,760	1.43	6.0%
Phoenix	8,889	97.5%	1,965	1.17	9.5%
Las Vegas	3,167	96.1%	2,146	1.09	3.6%
Denver	2,615	97.4%	2,451	1.33	3.5%
Western US Subtotal	30,801	97.1%	2,465	1.41	40.0%

Florida:
South Florida	8,386	97.4%	2,834	1.52	12.5%
Tampa	8,695	96.9%	2,184	1.17	10.2%
Orlando	6,536	97.2%	2,131	1.14	7.5%
Jacksonville	1,928	97.1%	2,104	1.06	2.2%
Florida Subtotal	25,545	97.2%	2,379	1.27	32.4%

Southeast United States:
Atlanta	12,619	96.3%	1,925	0.93	12.6%
Carolinas	5,348	97.5%	1,957	0.92	5.5%
Southeast US Subtotal	17,967	96.6%	1,935	0.93	18.1%

Texas:
Houston	2,075	96.1%	1,814	0.93	2.0%
Dallas	2,849	96.0%	2,159	1.05	3.3%
Texas Subtotal	4,924	96.0%	2,013	1.00	5.3%

Midwest United States:
Chicago	2,508	97.6%	2,269	1.41	2.9%
Minneapolis	1,092	96.7%	2,226	1.13	1.3%
Midwest US Subtotal	3,600	97.3%	2,256	1.32	4.2%

Total / Average	82,837	97.0%	$2,288	$1.22	100.0%
Same Store Total / Average	76,593	97.6%	$2,285	$1.22	92.7%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q2 2023	# Homes	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022	Change
Western United States:
Southern California	7,432	$2,940	$2,781	5.7%	97.7%	98.4%	(0.7)%	$62,955	$60,924	3.3%
Northern California	3,871	2,597	2,468	5.2%	97.7%	98.2%	(0.5)%	29,696	29,156	1.9%
Seattle	3,665	2,759	2,592	6.4%	98.2%	98.4%	(0.2)%	30,103	28,873	4.3%
Phoenix	8,046	1,947	1,794	8.5%	97.7%	98.0%	(0.3)%	48,069	44,466	8.1%
Las Vegas	2,799	2,144	2,015	6.4%	96.7%	97.9%	(1.2)%	17,780	17,107	3.9%
Denver	2,142	2,458	2,347	4.7%	98.3%	97.5%	0.8%	16,009	15,333	4.4%
Western US Subtotal	27,955	2,467	2,319	6.4%	97.7%	98.1%	(0.4)%	204,612	195,859	4.5%

Florida:
South Florida	7,804	2,855	2,570	11.1%	97.9%	98.4%	(0.5)%	67,163	60,589	10.9%
Tampa	7,989	2,163	1,979	9.3%	97.7%	98.2%	(0.5)%	52,689	48,632	8.3%
Orlando	6,087	2,118	1,954	8.4%	98.0%	98.1%	(0.1)%	39,575	36,450	8.6%
Jacksonville	1,857	2,092	1,956	7.0%	97.3%	97.7%	(0.4)%	11,836	11,082	6.8%
Florida Subtotal	23,737	2,374	2,165	9.7%	97.8%	98.2%	(0.4)%	171,263	156,753	9.3%

Southeast United States:
Atlanta	12,015	1,924	1,793	7.3%	96.9%	97.8%	(0.9)%	67,793	65,319	3.8%
Carolinas	4,942	1,953	1,836	6.4%	97.7%	97.8%	(0.1)%	28,936	27,729	4.4%
Southeast US Subtotal	16,957	1,932	1,806	7.0%	97.1%	97.8%	(0.7)%	96,729	93,048	4.0%

Texas
Houston	1,914	1,812	1,724	5.1%	97.3%	97.3%	—%	10,562	10,029	5.3%
Dallas	2,449	2,170	2,044	6.2%	97.1%	97.3%	(0.2)%	16,045	15,204	5.5%
Texas Subtotal	4,363	2,013	1,904	5.7%	97.2%	97.3%	(0.1)%	26,607	25,233	5.4%

Midwest United States:
Chicago	2,494	2,270	2,157	5.2%	97.9%	97.9%	—%	16,474	15,878	3.8%
Minneapolis	1,087	2,226	2,131	4.5%	97.5%	97.3%	0.2%	7,346	6,910	6.3%
Midwest US Subtotal	3,581	2,257	2,149	5.0%	97.8%	97.7%	0.1%	23,820	22,788	4.5%

Total / Average	76,593	$2,285	$2,127	7.4%	97.6%	98.0%	(0.4)%	$523,031	$493,681	5.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q2 2023	# Homes	Q2 2023	Q1 2023	Change	Q2 2023	Q1 2023	Change	Q2 2023	Q1 2023	Change
Western United States:
Southern California	7,432	$2,940	$2,911	1.0%	97.7%	98.1%	(0.4)%	$62,955	$61,589	2.2%
Northern California	3,871	2,597	2,577	0.8%	97.7%	98.1%	(0.4)%	29,696	29,197	1.7%
Seattle	3,665	2,759	2,729	1.1%	98.2%	97.4%	0.8%	30,103	29,448	2.2%
Phoenix	8,046	1,947	1,918	1.5%	97.7%	98.0%	(0.3)%	48,069	47,412	1.4%
Las Vegas	2,799	2,144	2,131	0.6%	96.7%	96.7%	—%	17,780	17,273	2.9%
Denver	2,142	2,458	2,426	1.3%	98.3%	97.6%	0.7%	16,009	15,808	1.3%
Western US Subtotal	27,955	2,467	2,440	1.1%	97.7%	97.8%	(0.1)%	204,612	200,727	1.9%

Florida:
South Florida	7,804	2,855	2,802	1.9%	97.9%	98.0%	(0.1)%	67,163	65,698	2.2%
Tampa	7,989	2,163	2,131	1.5%	97.7%	98.0%	(0.3)%	52,689	51,881	1.6%
Orlando	6,087	2,118	2,085	1.6%	98.0%	98.2%	(0.2)%	39,575	39,080	1.3%
Jacksonville	1,857	2,092	2,063	1.4%	97.3%	97.9%	(0.6)%	11,836	11,692	1.2%
Florida Subtotal	23,737	2,374	2,334	1.7%	97.8%	98.0%	(0.2)%	171,263	168,351	1.7%

Southeast United States:
Atlanta	12,015	1,924	1,898	1.4%	96.9%	97.5%	(0.6)%	67,793	66,795	1.5%
Carolinas	4,942	1,953	1,924	1.5%	97.7%	98.2%	(0.5)%	28,936	28,523	1.4%
Southeast US Subtotal	16,957	1,932	1,906	1.4%	97.1%	97.7%	(0.6)%	96,729	95,318	1.5%

Texas
Houston	1,914	1,812	1,794	1.0%	97.3%	97.4%	(0.1)%	10,562	10,363	1.9%
Dallas	2,449	2,170	2,140	1.4%	97.1%	97.9%	(0.8)%	16,045	15,907	0.9%
Texas Subtotal	4,363	2,013	1,989	1.2%	97.2%	97.7%	(0.5)%	26,607	26,270	1.3%

Midwest United States:
Chicago	2,494	2,270	2,246	1.1%	97.9%	98.1%	(0.2)%	16,474	16,245	1.4%
Minneapolis	1,087	2,226	2,203	1.0%	97.5%	96.7%	0.8%	7,346	7,168	2.5%
Midwest US Subtotal	3,581	2,257	2,233	1.1%	97.8%	97.7%	0.1%	23,820	23,413	1.7%

Total / Average	76,593	$2,285	$2,254	1.4%	97.6%	97.8%	(0.2)%	$523,031	$514,079	1.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2023	# Homes	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023		YTD 2022	Change
Western United States:
Southern California	7,432	$2,926	$2,764	5.9%	97.9%	98.5%	(0.6)%	$124,544		$119,823	3.9%
Northern California	3,871	2,587	2,441	6.0%	97.9%	98.4%	(0.5)%	58,893		56,151	4.9%
Seattle	3,665	2,744	2,565	7.0%	97.8%	98.2%	(0.4)%	59,551		56,422	5.5%
Phoenix	8,046	1,932	1,768	9.3%	97.9%	98.1%	(0.2)%	95,481		87,488	9.1%
Las Vegas	2,799	2,137	1,987	7.5%	96.7%	98.1%	(1.4)%	35,053		33,584	4.4%
Denver	2,142	2,442	2,326	5.0%	98.0%	97.8%	0.2%	31,817		30,257	5.2%
Western US Subtotal	27,955	2,453	2,296	6.8%	97.8%	98.2%	(0.4)%	405,339	405339	383,725	5.6%

Florida:
South Florida	7,804	2,829	2,530	11.8%	98.0%	98.6%	(0.6)%	132,861		119,798	10.9%
Tampa	7,989	2,147	1,952	10.0%	97.8%	98.1%	(0.3)%	104,570		95,576	9.4%
Orlando	6,087	2,101	1,930	8.9%	98.1%	98.1%	—%	78,655		72,000	9.2%
Jacksonville	1,857	2,078	1,931	7.6%	97.6%	97.8%	(0.2)%	23,528		21,878	7.5%
Florida Subtotal	23,737	2,354	2,135	10.3%	97.9%	98.2%	(0.3)%	339,614		309,252	9.8%

Southeast United States:
Atlanta	12,015	1,911	1,771	7.9%	97.2%	97.8%	(0.6)%	134,588		128,184	5.0%
Carolinas	4,942	1,938	1,818	6.6%	98.0%	97.8%	0.2%	57,459		54,768	4.9%
Southeast US Subtotal	16,957	1,919	1,785	7.5%	97.4%	97.8%	(0.4)%	192,047		182,952	5.0%

Texas
Houston	1,914	1,803	1,709	5.5%	97.3%	97.6%	(0.3)%	20,925		19,877	5.3%
Dallas	2,449	2,155	2,018	6.8%	97.5%	97.3%	0.2%	31,952		29,781	7.3%
Texas Subtotal	4,363	2,001	1,882	6.3%	97.4%	97.4%	—%	52,877		49,658	6.5%

Midwest United States:
Chicago	2,494	2,258	2,137	5.7%	98.0%	98.3%	(0.3)%	32,719		31,235	4.8%
Minneapolis	1,087	2,215	2,109	5.0%	97.1%	97.2%	(0.1)%	14,514		13,659	6.3%
Midwest US Subtotal	3,581	2,245	2,129	5.4%	97.7%	98.0%	(0.3)%	47,233		44,894	5.2%

Total / Average	76,593	$2,269	$2,102	7.9%	97.7%	98.1%	(0.4)%	$1,037,110		$970,481	6.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2023	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022	Change	Q2 2023	Q2 2022
Western United States:
Southern California	$62,955	$60,924	3.3%	$18,457	$16,842	9.6%	$44,498	$44,082	0.9%	70.7%	72.4%
Northern California	29,696	29,156	1.9%	7,915	7,526	5.2%	21,781	21,630	0.7%	73.3%	74.2%
Seattle	30,103	28,873	4.3%	7,984	7,454	7.1%	22,119	21,419	3.3%	73.5%	74.2%
Phoenix	48,069	44,466	8.1%	9,257	9,180	0.8%	38,812	35,286	10.0%	80.7%	79.4%
Las Vegas	17,780	17,107	3.9%	4,200	3,623	15.9%	13,580	13,484	0.7%	76.4%	78.8%
Denver	16,009	15,333	4.4%	3,112	3,118	(0.2)%	12,897	12,215	5.6%	80.6%	79.7%
Western US Subtotal	204,612	195,859	4.5%	50,925	47,743	6.7%	153,687	148,116	3.8%	75.1%	75.6%

Florida:
South Florida	67,163	60,589	10.9%	25,623	23,010	11.4%	41,540	37,579	10.5%	61.8%	62.0%
Tampa	52,689	48,632	8.3%	20,127	17,352	16.0%	32,562	31,280	4.1%	61.8%	64.3%
Orlando	39,575	36,450	8.6%	13,508	12,113	11.5%	26,067	24,337	7.1%	65.9%	66.8%
Jacksonville	11,836	11,082	6.8%	4,229	3,685	14.8%	7,607	7,397	2.8%	64.3%	66.7%
Florida Subtotal	171,263	156,753	9.3%	63,487	56,160	13.0%	107,776	100,593	7.1%	62.9%	64.2%

Southeast United States:
Atlanta	67,793	65,319	3.8%	23,804	19,177	24.1%	43,989	46,142	(4.7)%	64.9%	70.6%
Carolinas	28,936	27,729	4.4%	7,708	7,424	3.8%	21,228	20,305	4.5%	73.4%	73.2%
Southeast US Subtotal	96,729	93,048	4.0%	31,512	26,601	18.5%	65,217	66,447	(1.9)%	67.4%	71.4%

Texas
Houston	10,562	10,029	5.3%	5,170	4,775	8.3%	5,392	5,254	2.6%	51.1%	52.4%
Dallas	16,045	15,204	5.5%	6,609	5,976	10.6%	9,436	9,228	2.3%	58.8%	60.7%
Texas Subtotal	26,607	25,233	5.4%	11,779	10,751	9.6%	14,828	14,482	2.4%	55.7%	57.4%

Midwest United States:
Chicago	16,474	15,878	3.8%	7,451	7,183	3.7%	9,023	8,695	3.8%	54.8%	54.8%
Minneapolis	7,346	6,910	6.3%	2,519	2,326	8.3%	4,827	4,584	5.3%	65.7%	66.3%
Midwest US Subtotal	23,820	22,788	4.5%	9,970	9,509	4.8%	13,850	13,279	4.3%	58.1%	58.3%

Same Store Total / Average	$523,031	$493,681	5.9%	$167,673	$150,764	11.2%	$355,358	$342,917	3.6%	67.9%	69.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2023	Q2 2023	Q1 2023	Change	Q2 2023	Q1 2023	Change	Q2 2023	Q1 2023	Change	Q2 2023	Q1 2023
Western United States:
Southern California	$62,955	$61,589	2.2%	$18,457	$17,879	3.2%	$44,498	$43,710	1.8%	70.7%	71.0%
Northern California	29,696	29,197	1.7%	7,915	7,958	(0.5)%	21,781	21,239	2.6%	73.3%	72.7%
Seattle	30,103	29,448	2.2%	7,984	8,251	(3.2)%	22,119	21,197	4.3%	73.5%	72.0%
Phoenix	48,069	47,412	1.4%	9,257	9,223	0.4%	38,812	38,189	1.6%	80.7%	80.5%
Las Vegas	17,780	17,273	2.9%	4,200	4,182	0.4%	13,580	13,091	3.7%	76.4%	75.8%
Denver	16,009	15,808	1.3%	3,112	2,864	8.7%	12,897	12,944	(0.4)%	80.6%	81.9%
Western US Subtotal	204,612	200,727	1.9%	50,925	50,357	1.1%	153,687	150,370	2.2%	75.1%	74.9%

Florida:
South Florida	67,163	65,698	2.2%	25,623	25,282	1.3%	41,540	40,416	2.8%	61.8%	61.5%
Tampa	52,689	51,881	1.6%	20,127	19,275	4.4%	32,562	32,606	(0.1)%	61.8%	62.8%
Orlando	39,575	39,080	1.3%	13,508	13,099	3.1%	26,067	25,981	0.3%	65.9%	66.5%
Jacksonville	11,836	11,692	1.2%	4,229	3,989	6.0%	7,607	7,703	(1.2)%	64.3%	65.9%
Florida Subtotal	171,263	168,351	1.7%	63,487	61,645	3.0%	107,776	106,706	1.0%	62.9%	63.4%

Southeast United States:
Atlanta	67,793	66,795	1.5%	23,804	22,075	7.8%	43,989	44,720	(1.6)%	64.9%	67.0%
Carolinas	28,936	28,523	1.4%	7,708	7,696	0.2%	21,228	20,827	1.9%	73.4%	73.0%
Southeast US Subtotal	96,729	95,318	1.5%	31,512	29,771	5.8%	65,217	65,547	(0.5)%	67.4%	68.8%

Texas
Houston	10,562	10,363	1.9%	5,170	5,274	(2.0)%	5,392	5,089	6.0%	51.1%	49.1%
Dallas	16,045	15,907	0.9%	6,609	6,576	0.5%	9,436	9,331	1.1%	58.8%	58.7%
Texas Subtotal	26,607	26,270	1.3%	11,779	11,850	(0.6)%	14,828	14,420	2.8%	55.7%	54.9%

Midwest United States:
Chicago	16,474	16,245	1.4%	7,451	7,336	1.6%	9,023	8,909	1.3%	54.8%	54.8%
Minneapolis	7,346	7,168	2.5%	2,519	2,296	9.7%	4,827	4,872	(0.9)%	65.7%	68.0%
Midwest US Subtotal	23,820	23,413	1.7%	9,970	9,632	3.5%	13,850	13,781	0.5%	58.1%	58.9%

Same Store Total / Average	$523,031	$514,079	1.7%	$167,673	$163,255	2.7%	$355,358	$350,824	1.3%	67.9%	68.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2023	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022	Change	YTD 2023	YTD 2022
Western United States:
Southern California	$124,544	$119,823	3.9%	$36,336	$33,478	8.5%	$88,208	$86,345	2.2%	70.8%	72.1%
Northern California	58,893	56,151	4.9%	15,873	14,830	7.0%	43,020	41,321	4.1%	73.0%	73.6%
Seattle	59,551	56,422	5.5%	16,235	14,787	9.8%	43,316	41,635	4.0%	72.7%	73.8%
Phoenix	95,481	87,488	9.1%	18,480	17,426	6.0%	77,001	70,062	9.9%	80.6%	80.1%
Las Vegas	35,053	33,584	4.4%	8,382	6,815	23.0%	26,671	26,769	(0.4)%	76.1%	79.7%
Denver	31,817	30,257	5.2%	5,976	5,533	8.0%	25,841	24,724	4.5%	81.2%	81.7%
Western US Subtotal	405,339	383,725	5.6%	101,282	92,869	9.1%	304,057	290,856	4.5%	75.0%	75.8%

Florida:
South Florida	132,861	119,798	10.9%	50,905	44,989	13.1%	81,956	74,809	9.6%	61.7%	62.4%
Tampa	104,570	95,576	9.4%	39,402	33,971	16.0%	65,168	61,605	5.8%	62.3%	64.5%
Orlando	78,655	72,000	9.2%	26,607	24,030	10.7%	52,048	47,970	8.5%	66.2%	66.6%
Jacksonville	23,528	21,878	7.5%	8,218	7,214	13.9%	15,310	14,664	4.4%	65.1%	67.0%
Florida Subtotal	339,614	309,252	9.8%	125,132	110,204	13.5%	214,482	199,048	7.8%	63.2%	64.4%

Southeast United States:
Atlanta	134,588	128,184	5.0%	45,879	37,406	22.7%	88,709	90,778	(2.3)%	65.9%	70.8%
Carolinas	57,459	54,768	4.9%	15,404	14,463	6.5%	42,055	40,305	4.3%	73.2%	73.6%
Southeast US Subtotal	192,047	182,952	5.0%	61,283	51,869	18.1%	130,764	131,083	(0.2)%	68.1%	71.6%

Texas
Houston	20,925	19,877	5.3%	10,444	9,257	12.8%	10,481	10,620	(1.3)%	50.1%	53.4%
Dallas	31,952	29,781	7.3%	13,185	11,510	14.6%	18,767	18,271	2.7%	58.7%	61.4%
Texas Subtotal	52,877	49,658	6.5%	23,629	20,767	13.8%	29,248	28,891	1.2%	55.3%	58.2%

Midwest United States:
Chicago	32,719	31,235	4.8%	14,787	13,918	6.2%	17,932	17,317	3.6%	54.8%	55.4%
Minneapolis	14,514	13,659	6.3%	4,815	4,404	9.3%	9,699	9,255	4.8%	66.8%	67.8%
Midwest US Subtotal	47,233	44,894	5.2%	19,602	18,322	7.0%	27,631	26,572	4.0%	58.5%	59.2%

Same Store Total / Average	$1,037,110	$970,481	6.9%	$330,928	$294,031	12.5%	$706,182	$676,450	4.4%	68.1%	69.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2023			YTD 2023
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.5%	8.5%	7.0%	6.6%	8.5%	7.1%
Northern California	3.9%	6.3%	4.6%	4.6%	5.7%	4.9%
Seattle	5.5%	6.1%	5.7%	6.6%	5.0%	6.1%
Phoenix	6.8%	6.7%	6.8%	7.4%	6.5%	7.2%
Las Vegas	4.5%	1.4%	3.4%	5.9%	1.9%	4.5%
Denver	4.0%	6.2%	4.6%	4.7%	3.9%	4.5%
Western US Subtotal	5.7%	6.3%	5.8%	6.3%	5.9%	6.2%

Florida:
South Florida	11.1%	8.6%	10.5%	11.3%	8.2%	10.5%
Tampa	7.8%	8.9%	8.2%	8.3%	8.2%	8.2%
Orlando	6.9%	9.1%	7.5%	7.7%	7.9%	7.7%
Jacksonville	4.9%	5.1%	5.0%	6.0%	4.8%	5.6%
Florida Subtotal	8.7%	8.5%	8.6%	9.1%	7.8%	8.8%

Southeast United States:
Atlanta	6.6%	8.2%	7.0%	7.2%	7.2%	7.2%
Carolinas	7.0%	8.2%	7.3%	7.2%	7.1%	7.1%
Southeast US Subtotal	6.7%	8.2%	7.1%	7.2%	7.2%	7.2%

Texas
Houston	5.2%	4.4%	5.0%	4.8%	3.2%	4.4%
Dallas	6.5%	5.9%	6.3%	6.5%	4.6%	5.9%
Texas Subtotal	6.0%	5.4%	5.8%	5.8%	4.1%	5.3%

Midwest United States:
Chicago	7.0%	6.3%	6.8%	7.0%	5.5%	6.6%
Minneapolis	6.7%	3.6%	6.0%	7.0%	0.2%	4.8%
Midwest US Subtotal	6.9%	5.5%	6.5%	7.0%	3.6%	6.1%

Total / Average	6.9%	7.3%	7.0%	7.4%	6.5%	7.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
R&M OpEx, net	$21,674	$21,644	$23,063	$27,713	$23,065
Turn OpEx, net	11,249	8,886	10,299	9,928	8,241
Total recurring operating expenses, net	$32,923	$30,530	$33,362	$37,641	$31,306

R&M CapEx	$24,508	$24,531	$26,837	$30,668	$25,014
Turn CapEx	9,210	9,809	11,615	11,076	9,713
Total recurring capital expenditures	$33,718	$34,340	$38,452	$41,744	$34,727

R&M OpEx, net + R&M CapEx	$46,182	$46,175	$49,900	$58,381	$48,079
Turn OpEx, net + Turn CapEx	20,459	18,695	21,914	21,004	17,954
Total Cost to Maintain, net	$66,641	$64,870	$71,814	$79,385	$66,033

Per Home	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Total Cost to Maintain, net	$870	$847	$938	$1,036	$862

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Recurring CapEx	$36,173	$37,114	$40,945	$44,556	$37,481
Value Enhancing CapEx	12,875	9,458	12,258	14,809	12,223
Initial Renovation CapEx	4,356	4,037	13,853	30,055	33,109
Disposition CapEx	1,694	1,825	999	1,174	1,334
Total Capital Expenditures	$55,098	$52,434	$68,055	$90,594	$84,147

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Property management expense (GAAP)	$23,580	$21,814	$47,164	$42,781
Adjustments:
Share-based compensation expense	(1,442)	(1,794)	(3,402)	(3,220)
Adjusted property management expense	$22,138	$20,020	$43,762	$39,561

Adjusted G&A Expense	Q2 2023	Q2 2022	YTD 2023	YTD 2022
G&A expense (GAAP)	$19,791	$19,342	$37,243	$36,981
Adjustments:
Share-based compensation expense	(4,624)	(6,195)	(9,162)	(11,415)
Severance expense	(371)	(189)	(524)	(207)
Adjusted G&A expense	$14,796	$12,958	$27,557	$25,359

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	March 31, 2023	Q2 2023 Acquisitions (1)		Q2 2023 Dispositions (2)		June 30, 2023
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,746	—	$—	62	$632,703	7,684
Northern California	4,417	—	—	31	459,435	4,386
Seattle	4,076	—	—	16	436,781	4,060
Phoenix	8,904	3	360,397	18	316,907	8,889
Las Vegas	3,177	—	—	10	398,800	3,167
Denver	2,643	—	—	28	374,143	2,615
Western US Subtotal	30,963	3	360,397	165	488,648	30,801

Florida:
South Florida	8,407	3	371,613	24	438,313	8,386
Tampa	8,679	50	353,360	34	311,262	8,695
Orlando	6,488	61	299,848	13	281,654	6,536
Jacksonville	1,927	2	446,515	1	75,000	1,928
Florida Subtotal	25,501	116	327,298	72	344,985	25,545

Southeast United States:
Atlanta	12,636	36	340,250	53	193,350	12,619
Carolinas	5,355	4	393,378	11	274,809	5,348
Southeast US Subtotal	17,991	40	345,563	64	207,351	17,967

Texas:
Houston	2,093	—	—	18	219,847	2,075
Dallas	2,847	29	292,055	27	273,528	2,849
Texas: Subtotal	4,940	29	292,055	45	252,056	4,924

Midwest United States:
Chicago	2,514	—	—	6	222,233	2,508
Minneapolis	1,101	—	—	9	258,922	1,092
Midwest US Subtotal	3,615	—	—	15	244,247	3,600

Total / Average	83,010	188	$326,276	361	$370,478	82,837

Joint Venture Portfolio
2020 Rockpoint JV (3)	2,610	—	$—	1	$55,000	2,609
2022 Rockpoint JV (4)	132	—	—	—	—	132
FNMA JV (5)	475	—	—	14	431,464	461
Pathway Homes (6)	353	88	308,515	2	338,500	439

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.8%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.0%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(4)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(5)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(6)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of June 30, 2023.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders — As of June 30, 2023
(unaudited)

	Pipeline as of June 30, 2023 (1)(2)	Estimated Deliveries in Q3-Q4 2023	Estimated Deliveries in 2024	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	—	60	67	$540,000
Phoenix	150	—	60	90	420,000
Tampa	592	140	193	259	330,000
Orlando	796	122	72	602	410,000
Atlanta	144	17	55	72	330,000
Carolinas	331	—	192	139	410,000
South Florida	26	23	3	—	360,000
Dallas	83	18	36	29	310,000
Total / Average	2,249	320	671	1,258	$390,000

(1)Represents the number of new homes under contract as of June 30, 2023, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of March 31, 2023	2,233
Q2 2023 additions & cancellations (net)	173
Q2 2023 deliveries	(157)
Pipeline as of June 30, 2023	2,249

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company's reserves for residents' accounts receivables balances that are aged greater than 30 days, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 31 before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 32

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 33

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "2020 Term Loan Facility" and together with the Revolving Facility, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (as amended by the First Amendment, dated as of April 18, 2023, the "Credit Agreement") and its $725 million term loan facility (the "2022 Term Loan Facility" and together with the 2020 Term Loan Facility, the "Term Loan Facilities"), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the "Term Loan Agreement" and together with the Credit Agreement, the "Unsecured Credit Agreements"). The metrics provided under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 34 the Company’s Current Report on Form 8-K filed on April 24, 2023 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the "Indenture"). The metrics provided under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, and April 5, 2022.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Total revenues (Total Portfolio)	$600,372	$589,890	$579,836	$568,675	$557,300
Management fee revenues	(3,448)	(3,375)	(3,326)	(3,284)	(2,759)
Total portfolio resident recoveries	(32,776)	(31,966)	(32,639)	(31,260)	(29,394)
Total Core Revenues (Total Portfolio)	564,148	554,549	543,871	534,131	525,147
Non-Same Store Core Revenues	(41,117)	(40,470)	(38,062)	(35,232)	(31,466)
Same Store Core Revenues	$523,031	$514,079	$505,809	$498,899	$493,681

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Total revenues (Total Portfolio)	$1,190,262	$1,089,610
Management fee revenues	(6,823)	(4,870)
Total portfolio resident recoveries	(64,742)	(58,156)
Total Core Revenues (Total Portfolio)	1,118,697	1,026,584
Non-Same Store Core Revenues	(81,587)	(56,103)
Same Store Core Revenues	$1,037,110	$970,481

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Property operating and maintenance expenses (Total Portfolio)	$213,808	$208,497	$209,615	$203,787	$190,680
Total Portfolio resident recoveries	(32,776)	(31,966)	(32,639)	(31,260)	(29,394)
Core Operating Expenses (Total Portfolio)	181,032	176,531	176,976	172,527	161,286
Non-Same Store Core Operating Expenses	(13,359)	(13,276)	(11,409)	(12,437)	(10,522)
Same Store Core Operating Expenses	$167,673	$163,255	$165,567	$160,090	$150,764

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Property operating and maintenance expenses (Total Portfolio)	$422,305	$372,949
Total Portfolio resident recoveries	(64,742)	(58,156)
Core Operating Expenses (Total Portfolio)	357,563	314,793
Non-Same Store Core Operating Expenses	(26,635)	(20,762)
Same Store Core Operating Expenses	$330,928	$294,031

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Net income available to common stockholders	$137,698	$120,071	$100,426	$79,032	$110,815
Net income available to participating securities	166	171	146	147	148
Non-controlling interests	418	342	290	250	542
Interest expense	78,625	78,047	78,409	76,454	74,840
Depreciation and amortization	165,759	164,673	163,318	160,428	158,572
Property management expense	23,580	23,584	22,770	22,385	21,814
General and administrative	19,791	17,452	16,921	20,123	19,342
Impairment and other (1)	1,868	1,163	5,823	20,004	1,355
Gain on sale of property, net of tax	(46,788)	(29,671)	(21,213)	(23,952)	(27,508)
(Gains) losses on investments in equity securities, net	(524)	(88)	(61)	796	172
Other, net (2)	3,941	1,494	(344)	8,372	3,827
Management fee revenues	(3,448)	(3,375)	(3,326)	(3,284)	(2,759)
Loss from investments in unconsolidated joint ventures	2,030	4,155	3,736	849	2,701
NOI (Total Portfolio)	383,116	378,018	366,895	361,604	363,861
Non-Same Store NOI	(27,758)	(27,194)	(26,653)	(22,795)	(20,944)
Same Store NOI	$355,358	$350,824	$340,242	$338,809	$342,917

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2023	YTD 2022
Net income available to common stockholders	$257,769	$203,210
Net income available to participating securities	337	368
Non-controlling interests	760	930
Interest expense	156,672	149,229
Depreciation and amortization	330,432	314,368
Property management expense	47,164	42,781
General and administrative	37,243	36,981
Impairment and other	3,031	2,870
Gain on sale of property, net of tax	(76,459)	(45,534)
(Gains) losses on investments in equity securities, net	(612)	3,204
Other, net (2)	5,435	3,233
Management fee revenues	(6,823)	(4,870)
Loss from investments in unconsolidated joint ventures	6,185	5,021
NOI (Total Portfolio)	761,134	711,791
Non-Same Store NOI	(54,952)	(35,341)
Same Store NOI	$706,182	$676,450

(1)Includes $5.0 million and $19.0 million of net estimated losses and damages related to Hurricanes Ian and Nicole for Q4 2022 and Q3 2022, respectively.
(2)Includes interest income and other miscellaneous income and expenses.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)

	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Net income available to common stockholders	$137,698	$110,815	$257,769	$203,210
Net income available to participating securities	166	148	337	368
Non-controlling interests	418	542	760	930
Interest expense	78,625	74,840	156,672	149,229
Interest expense in unconsolidated joint ventures	3,145	859	7,723	1,451
Depreciation and amortization	165,759	158,572	330,432	314,368
Depreciation and amortization of investments in unconsolidated joint ventures	2,521	1,114	4,996	1,752
EBITDA	388,332	346,890	758,689	671,308
Gain on sale of property, net of tax	(46,788)	(27,508)	(76,459)	(45,534)
Impairment on depreciated real estate investments	81	36	259	137
Net gain on sale of investments in unconsolidated joint ventures	(304)	(186)	(634)	(316)
EBITDAre	341,321	319,232	681,855	625,595
Share-based compensation expense	6,066	7,989	12,564	14,635
Severance	371	189	524	207
Casualty losses, net (1)	1,797	1,319	2,785	2,733
(Gains) losses on investments in equity securities, net	(524)	172	(612)	3,204
Other, net (2)	3,941	3,827	5,435	3,233
Adjusted EBITDAre	$352,972	$332,728	$702,551	$649,607

	Trailing Twelve Months (TTM) Ended
	June 30, 2023	December 31, 2022
Net income available to common stockholders	$437,227	$382,668
Net income available to participating securities	630	661
Non-controlling interests	1,300	1,470
Interest expense	311,535	304,092
Interest expense in unconsolidated joint ventures	9,853	3,581
Depreciation and amortization	654,178	638,114
Depreciation and amortization of investments in unconsolidated joint ventures	9,082	5,838
EBITDA	1,423,805	1,336,424
Gain on sale of property, net of tax	(121,624)	(90,699)
Impairment on depreciated real estate investments	432	310
Net gain on sale of investments in unconsolidated joint ventures	(1,183)	(865)
EBITDAre	1,301,430	1,245,170
Share-based compensation expense	26,891	28,962
Severance	631	314
Casualty losses, net (1)	28,537	28,485
Losses on investments in equity securities, net	123	3,939
Other, net (2)	13,463	11,261
Adjusted EBITDAre	$1,371,075	$1,318,131

(1)Includes the Company's share from unconsolidated joint ventures, and includes $24.0 million of net estimated losses and damages related to Hurricanes Ian and Nicole for the TTM ended June 30, 2023 and December 31, 2022.
(2)Includes interest income and other miscellaneous income and expenses.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2023		December 31, 2022
Mortgage loans, net	$1,636,505		$1,645,795
Secured term loan, net	401,406		401,530
Unsecured notes, net	2,520,017		2,518,185
Term loan facility, net	3,207,635		3,203,567
Revolving facility	—		—
Total Debt per Balance Sheet	7,765,563		7,769,077
Retained and repurchased certificates	(88,229)		(88,564)
Cash, ex-security deposits and letters of credit (1)	(439,306)		(275,989)
Deferred financing costs, net	45,074		51,076
Unamortized discounts on note payable	12,715		13,518
Net Debt (A)	$7,295,817		$7,469,118

	For the TTM Ended		For the TTM Ended
	June 30, 2023		December 31, 2022
Adjusted EBITDAre (B)	$1,371,075		$1,318,131

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.7	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q2 2023	Q2 2022	YTD 2023	YTD 2022
Amortization of discounts on notes payable	$403	$393	$803	$855
Amortization of deferred financing costs	3,961	3,657	7,872	7,195
Change in fair value of interest rate derivatives	55	55	40	35
Amortization of swap fair value at designation	2,320	2,320	4,630	4,740
Company's share from unconsolidated joint ventures	443	73	2,969	143
Total non-cash interest expense	$7,182	$6,498	$16,314	$12,968

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2023 Earnings Release and Supplemental Information — page 39